UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 14, 2012

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 14, 2012, we announced that we intend to offer (the "Notes Offering") $400 million aggregate principal amount of fixed rate senior subordinated notes due 2022 (the "2022 Notes").

On August 14, 2012, we also announced that we commenced a cash tender offer for any and all of our outstanding $375.0 million aggregate principal amount of 7.75% Senior Subordinated Notes due 2016 (the "2016 Notes"). In connection with the tender offer, the Company is soliciting consents ("Consents") from holders of the 2016 Notes to amendments to the indenture governing the 2016 Notes (the "Proposed Amendments"). The tender offer and consent solicitation (collectively, the "Offer") are being made pursuant to an Offer to Purchase and Consent Solicitation Statement, dated August 14, 2012, and a related Letter of Transmittal and Consent. Holders who validly tender their 2016 Notes and deliver their Consents to the Proposed Amendments prior to the early tender deadline of 5:00 p.m., New York City time, on August 27, 2012, unless extended (the "Early Tender Deadline"), will receive the total consideration of $1,042.50 per $1,000 principal amount of the 2016 Notes, which includes an early tender premium/consent payment of $10.00 per $1,000 principal amount of the 2016 Notes, plus any accrued and unpaid interest on the 2016 Notes up to, but not including, the payment date.

Holders who validly tender their 2016 Notes after the Early Tender Deadline, but on or prior to the Expiration Date (as defined below), will receive the tender offer consideration of $1,032.50 per $1,000 principal amount of the 2016 Notes, plus any accrued and unpaid interest on the 2016 Notes up to, but not including, the date the 2016 Notes are purchased pursuant to the Offer, but will not receive the early tender premium/consent payment. The Offer is not conditioned on any minimum amount of 2016 Notes tendered, but is conditioned upon the satisfaction of certain customary conditions, including the completion of the Company’s proposed offering of senior subordinated notes. The Offer is scheduled to expire at the end of the day, 12:00 midnight, New York City time, on September 11, 2012, unless extended (the "Expiration Date"). Any 2016 Notes purchased pursuant to the Offer will be cancelled, and those 2016 Notes will cease to be outstanding.

Upon receipt of Consents from holders of a majority in aggregate principal amount of the outstanding 2016 Notes, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, will execute a supplemental indenture giving effect to the Proposed Amendments, which amendments will become operative when validly tendered 2016 Notes are accepted for purchase by the Company pursuant to the Offer. Except in certain circumstances, 2016 Notes tendered and Consents delivered pursuant to the Offer may not be withdrawn or revoked after execution of the supplemental indenture. The Proposed Amendments would, among other modifications, eliminate substantially all of the restrictive covenants and certain event of default provisions contained in the indenture governing the 2016 Notes.

The press releases relating to the Notes Offering and the Offer are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release regarding Notes Offering.

99.2 Press Release regarding Offer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

August 14, 2012	By:	/s/Shane M. Spradlin

Name: Shane M. Spradlin
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release regarding Notes Offering.
99.1	Press Release regarding Offer.